Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-63023 on Form S-8 of our report dated June 24, 2009 relating to the financial statements and financial statement schedule of the Northeast Utilities Service Company 401k Plan, appearing in this Annual Report on Form 11-K of Northeast Utilities Service Company 401k Plan for the years ended December 31, 2008 and 2007.

By:  /s/

Fiondella, Milone & LaSaracina LLP

Fiondella, Milone & LaSaracina LLP

Glastonbury, CT

June 24, 2009